UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2020
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 21, 2020, Ligand Pharmaceuticals Incorporated’s wholly owned subsidiary, CyDex Pharmaceuticals, Inc. (together with Ligand, the “Company”), entered into an Amendment to Supply Agreement (the “Amendment”) with Gilead Sciences, Inc. (“Gilead”), which amends that certain Supply Agreement, dated December 22, 2015, by and between Gilead and the Company (together with the Amendment, the “Supply Agreement’).

Pursuant to the Supply Agreement, the Company will supply Captisol to Gilead for a specified price, subject to certain adjustments. Gilead uses Captisol as a solubilizing component in remdesivir (Veklury®), an anti-viral agent made available as the first new treatment for severe COVID-19 in the United States under an Emergency Use Authorization granted on May 1, 2020. Under the Amendment, Gilead will provide rolling 12-month forecasts of its Captisol needs, the first and second quarters of which will be considered a binding, firm order. The Company has agreed to supply up to 150% of the forecasted amount and use commercially reasonable efforts to supply amounts in excess of such percentage. In the event Gilead does not order the binding, firm amounts from the forecast, then Gilead must pay the Company a specified percentage of the purchase price for the unordered shortfall amount.

The term of the Supply Agreement is ten years from the date of the Amendment. Gilead may terminate the Supply Agreement without cause by providing thirty days’ prior written notice to the Company, provided that such termination shall not relieve either party of their rights or responsibly under any accepted purchase orders outstanding as of the effective date of such termination. In addition, either party may terminate the agreement (1) upon written notice if the other party has failed to remedy a material breach of the Supply Agreement within a specified period following receipt of written notice of such breach and (2) immediately upon written notice to the other party in the event that the other party files for bankruptcy, liquidation, winding up or similar proceeding, or administration or receivership proceedings.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2020. The Company intends to redact certain portions of the Supply Agreement for confidentiality purposes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 23, 2020	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Senior Vice President, General Counsel and Secretary